QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.2

FIRST AMENDMENT TO SECOND ADDENDUM

        THIS FIRST AMENDMENT TO THE SECOND ADDENDUM ("Amendment") dated the 4th day of December, 2002, amends the Second Addendum to the Transportation Agreement dated August 29, 2002 (the "Second Addendum") between The United States Postal Service ("USPS") and Federal Express Corporation ("FedEx").

Preamble

        On August 29, 2002, the USPS and FedEx (the "Parties") signed the Second Addendum in order to address the Parties transportation needs beyond October 27, 2002;

        Since the execution of the Second Addendum, the Parties have determined that some of the volume requirements differ from those already provided for under the Second Addendum;

        At FedEx's request, USPS has agreed to modify the Second Addendum and the Parties agree as follows:

        1.    For purposes of this Amendment, all capitalized terms used as defined terms and not otherwise defined in this Amendment shall have meanings set forth in the Second Addendum and the Agreement.

        2.    The Daily Mid-week Volume Commitments and Daily Weekend Volume Commitments for the first three weeks of December, 2002 as set forth in Section 2(a) of the Second Addendum are revised as follows:

[ * ]

*
Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[ * ]

        3.    The parties reaffirm their agreement that during the Interim Period [ * ] USPS will tender and FedEx must transport between [ * ] and [ * ] of the Committed Volume for each applicable Schedule Block listed in the chart above. For the period [ * ], USPS will tender and FedEx must transport between [ * ] and [ * ] of the Committed Volume listed above.

        4.    During [ * ], certain weekday flights will contain a designated number of Handling Units which will be allowed a later tender time at the destination location that is otherwise provided for under Attachment 1 of the Agreement. A listing of the relevant flights and the amount of cubic feet which will be allowed a later tender time is provided on Exhibit A to this Amendment. FedEx shall track and measure the Service Level for such Handling Units in accordance with Section 8.5(b) of the Agreement.

        5.    Except as amended by this Amendment, the terms and conditions of the Second Addendum shall remain in full force and effect and are ratified and confirmed in all respects.

*
Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        IN WITNESS WHEREOF, the parties have signed this Amendment in duplicate, one for each of the Parties, as of December 4, 2002.

THE UNITED STATES POSTAL SERVICE

By:	/s/ LESLIE A. GRIFFITH
Title:	Manager, Air Transportation

FEDERAL EXPRESS CORPORATION

By:	/s/ PAUL J. HERRON
Title:	VP—Postal Transportation

Exhibit A
To
First Amendment to Second Addendum

[ * ]

*
Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

QuickLinks

  EXHIBIT 10.2